Form C

Cover Page

Name of issuer:

Amulet Group Holdings, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/17/2017

Physical address of issuer:

8790 E. Via de Ventura, Suite 4864
Scottsdale AZ 85261

Website of issuer:

http://www.amuletbb.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [x] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

25,000

Price:

$2.00000

Method for determining price:

The price per share of Seed Preferred was not established by a competitive market, but was determined by our Board using assumptions and projections for the industry. Such price may not bear any relation to the actual valuation of our company.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

6/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$168,415.00	$124,711.00
Cash & Cash Equivalents:	$2,749.00	$2.00
Accounts Receivable:	$12,870.00	$0.00
Short-term Debt:	$220,375.00	$107,441.00
Long-term Debt:	$69,630.00	$56,026.00
Revenues/Sales:	$47,730.00	$68,062.00
Cost of Goods Sold:	$38,724.00	$49,675.00
Taxes Paid:	$0.00	$0.00
Net Income:	($64,743.00)	($135,221.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Amulet Group Holdings, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jeffrey Isquith	CEO and Sales	Amulet Group Holdings	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alan Bignall	CFO	2016
Gene M Perez	COO	2015
Jeffrey Isquith	President	2012
Jeffrey Isquith	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jeffrey Isquith	2550000.0 Common Stock	70.41

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *Despite our operating history, we have limited financial operating success.*

Despite our operating history and previous fundraising, we have had limited financial operating success. We made our first sales of product during 2016. After achieving gross sales of approximately $80,000 in 2016, we have never achieved gross sales greater than $80,000 in any year. We are subject to all the usual risks and uncertainties of an early-stage company with limited and insufficient capital and other resources, limited revenue to support our operations, including our product development and marketing, and lack of an established customer base. The failure to address those challenges may have a material adverse effect on our business, financial condition, and results of operations. Because our operating history has not generated meaningful revenue or profit since our inception, we have a limited meaningful prior operating history that may be used to forecast our future revenue and operating results. Given the limited meaningful operating history, and the inability of our company to provide forecasts, there is no assurance that we will ever be able to achieve the objectives set forth herein. Any forecasts and pro forma future financial performance projects provided by us are based on a limited meaningful operating history and reflect assumptions made by our company.

Following the successful completion of this offering, we will require additional capital.

We do not have sufficient capital to execute on our business plan. Following the completion of this offering, we will require additional capital in order to successfully market products, services, and related intellectual property. Such additional capital may not be available on terms acceptable to us, or at all. If we are not sufficiently capitalized, we may not be able to execute our business plan or satisfy our obligations. Additional issuances of equity securities in offerings subsequent to this offering will result in dilution to all of our stockholders.

We will have significant discretion over the application of net proceeds of this offering.

We will have significant flexibility in applying the net proceeds of this offering. The actual uses, amounts, and timing of expenditures of the proceeds of this offering may vary significantly as a result of a number of factors. These factors include the amount of proceeds actually received in the offering, the time and amount of revenue generated by our operations, and market response to our product and service offerings. Our business could be materially and adversely affected if we do not apply the proceeds of this offering in an effective manner.

We anticipate raising additional capital in the future and issuing additional equity securities will dilute the investment made by purchasers in this offering.

We anticipate conducting one or more separate equity offerings in the future pursuant to which we will issue debt securities or shares of its common stock, preferred stock, or other equity securities. Additional sales of our securities in the future will dilute the relative equity ownership of our existing investors and our new investors could obtain terms more favorable than previous investors.

Moreover, the issuance of future series or classes of shares of our preferred stock could adversely affect holders of the shares. Our Board of Directors is authorized to designate one or more series of our preferred stock and to fix the rights, preferences, privileges, and restrictions thereof, without any action by the stockholders. The designation and issuance of such shares of our preferred stock in the future may adversely affect the rights of investors in this offering, if the rights, preferences, and privileges of such future series or classes of our preferred stock: (i) have superior dividend rights; (ii) dilute the voting power of our current stockholders; (iii) impair the liquidation rights of our outstanding shares; or (iv) delay or prevent a change in control of our company from occurring, among other possibilities. We cannot be certain that future series or classes of shares of our preferred stock will not adversely affect the holders of our equity securities on a going forward basis.

We may fail to adequately manage our growth.

In the event that significant, rapid growth of our revenue occurs, such growth may place a significant strain upon our management systems and resources. Our ability to compete effectively and to manage future growth, if any, will require us to develop and continue to improve our financial and management controls, reporting systems, and procedures on a timely basis and expand, train, and manage our personnel. There can be no assurance that we will be able to do so successfully. Our failure to do so could have a material adverse effect upon our business, operating results, and financial condition.

Certain factors could adversely affect operating results.

Our operating results are affected by a wide variety of factors that could adversely impact our net sales and operating results. These factors, many of which are beyond our control, include our ability to identify trends in certain regulated industries and to understand, create, and introduce products on a timely basis that take advantage of those trends, market acceptance of our products, competition, and competitive pressures on prices.

We have a limited number of customers and manufacturing partners.

As of the date of this disclosure document, we have relatively few customers and manufacturing partners. An adverse change in, or termination of, our relationship with, or an adverse change in the financial viability of, one or more of our customers or partners, whether major or minor, could have a material adverse effect on our business, financial condition, and operating results.

An investment in our shares of Seed Preferred is high risk investment, and is subject to the significant risks inherent in a new business enterprise.

An investment in Seed Preferred involves a high degree of risk. Prospective investors should consider the significant risks inherent in a new business enterprise such as our potential inability to successfully perform the following:

attract, retain, and expand our base of customers;
develop and build our brand;
remain informed of and maintain compliance with federal, state, and local laws and regulations;
overcome resistance to change by customers and consumers generally;
compete against various large competitors, all of which have substantially greater financial and other resources than we do;
successfully manage the manufacture of our products; and
adapt to rapid consumer changes and trends.

Our planned capital requirements and expense levels are difficult to forecast accurately as a result of our early stage of development and uncertainties in the business plan. We may be unable to reduce our spending in a timely manner to offset any unexpected shortfalls in funding or revenue. Although the information contained in this disclosure document is believed by us to be reasonable, it must be recognized that any projects and forecasts regarding our future performance and the performance of the products and services we intend to develop are subject to a high level of risk and uncertainty. Prospective investors should consult with their own legal, tax, financial, and technical advisors with respect to these and other risks.

We determined the price per share of the Seed Preferred, and such price may not bear any relation to the actual price per share of securities issued or our company's valuation.

The price per share of the shares of Seed Preferred offered in this offering was not established by a competitive market, but was determined by our Board of Directors and is based on a number of factors, including assumptions and projections for the industry. Such price may not bear any relation to the actual valuation of our company, or to the assets, book value, revenue, earnings, or other established criteria of value of our company, or any forecast or anticipation of gross proceeds to be received by us in a funding event.

There will be no market for resale or transfer of the Seed Preferred or any securities of our company. Securities issued in crowdfunding offerings such as this offering have restrictions on resale that may cause you to hold the securities longer than you anticipated.

The shares of Seed Preferred are securities for which there currently is no market. There can be no assurance as to the development or liquidity of any market for any securities of our company. The shares of Seed Preferred are being offered without registration under the Securities Act and applicable state securities laws.
Under the crowdfunding rules, the shares of Seed Preferred purchased in this offering may not be transferred or resold during the one-year period beginning when the shares are issued, unless such shares are transferred

- to our company,
- to an accredited investor,
- as part of a registered offering, or
- to a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstance.

In addition, the transfer of the shares of Seed Preferred will be further subject to certain limitations set forth in our amended and restated stockholders' agreement.
The transfer or resale of the shares of Seed Preferred may result in adverse tax consequences for investors. Consequently, investors may not be able to liquidate their respective investments in the event of emergency, or for any other reason, and the shares of Seed Preferred may not be readily accepted as collateral for a loan. The purchase of shares of Seed Preferred, therefore, should be considered only as a long-term investment.

We depend on key personnel.

Our success depends to a significant degree upon the technical and management skill of our officers and key employees, particularly Jeffrey Isquith, the Company's founder and Chief Executive Officer, and Alan Bignall, the Company's Chief Financial Officer. The loss of the services of any officer or key employee would likely have a material adverse effect on our company. Our success also will depend upon our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. Competition for such executives and other qualified personnel is intense as a result of the limited number of persons with knowledge and experience in our business. There can be no assurance that we will be successful in attracting or maintaining such executives and personnel.

We depend on key suppliers and licensees.

We rely on suppliers to formulate, manufacture, and customize our technologies and products. The suppliers utilize distribution partners to ship product to customers. Products are not manufactured in advance of orders. Any delay in suppliers or distribution channels can affect product efficiency, timeliness, sales, and customer relationships. In addition, we often license the right to third parties to sell our products. The licensees are able to sell direct to customers and may possibly misrepresent the brand or our company.

We face risks associated with competition.

We expect that the market for our products will be highly competitive, and all of our competitors have greater financial and other resources than we do. Existing or new competitors will likely develop products and services that are superior to or more commercially acceptable than those offered by our company. We also may not be able to effectively compete with competitors with stronger financial resources. Our competitors include security systems, which include access control, video surveillance, perimeter intrusion detection, physical security information management, screening and scanning, as well as safety and security devices.

Our founder controls our company's capital stock, and investors will be subject to his decisions and ability to control our company.

Jeffrey Isquith serves as our Chief Executive Officer and sole member of the Company's Board of Directors. Further, Mr. Isquith has effective control over matters submitted to stockholders for a vote. All other investors hold shares of Seed Preferred. The holders of Common Stock and Seed Preferred, together as a single class, have the authority to designate the sole member to the Board of Directors. The Board of Directors has the authority to take valid action on behalf of our company. The sole member of the Board of Directors will continue to be able to control the business and affairs of our company following this offering. As a result, following the successful completion of this offering, investors in this offering will be unable to control or have significant influence over the affairs of our company.

Investors in this offering will appoint our Chief Executive Officer with a proxy to vote and act on behalf of the investors in this offering.

The subscription agreement that will be signed by each investor in connection with the purchase of Seed Preferred will contain the grant of a proxy to Jeffrey Isquith, our Chief Executive Officer, to vote on behalf of investors in this offering, execute documents, instruments, conveyances, and agreements on behalf of investors, and give and receive notices and communications. The effect of this proxy will be that investors in this offering will not have the right to vote on any matter submitted to stockholders for approval, but rather will be subject to the voting decisions of Mr. Isquith. The grant of the proxy is a condition of the investment, and as such will be an irrevocable grant of voting rights from the investors to Mr. Isquith. As a result, Mr. Isquith will have the right to control the business and affairs of our company following this offering.

Investors will be subject to federal and state income tax risks related to this offering.

Investors will be subject to a variety of risks associated with federal and state income tax as a result of owning shares of Seed Preferred. This disclosure document is not intended to and does not provide potential investors with advice related to how the purchase, ownership, and disposition of shares of Seed Preferred will be treated for federal or state income tax purposes. We urge potential investors to consult with their respective tax advisors for a detailed explanation of how an investment in Seed Preferred may impact their respective individual tax-related issues.

We do not intend to pay dividends to stockholders for the foreseeable future.

We anticipate using the majority of the funds raised in this offering to fund our operations and to execute on our business plan. We do not intend to pay dividends to our stockholders for the foreseeable future, if at all. Rather, we expect to reinvest any available cash flow into our operations and growth. We cannot provide any assurance that we will be able to pay dividends at any time in the future. Dividend payments, if any, will at all times be subject to the approval of our Board of Directors.

Any financial statements and financial projections provided by our company were prepared internally and are unaudited.

Any financial statements and financial projections were prepared by our company and have not been audited, reviewed, or compiled by independent accountants. Such financial statements have not been prepared in accordance with generally accepted accounting principles (GAAP) and do not include all of the information, footnote disclosures, or other adjustments otherwise required by GAAP. No auditor has opined that these unaudited financial statements and financial projections present fairly, in all material respects, the financial position and the results of operations of our company for each of the periods reported. Accordingly, prospective investors in this offering should make an investment decision only after such prospective investors and his, her, or its legal, accounting, and tax advisors have conducted an independent review of this investment opportunity and its suitability for the prospective investor.

Alan Bignall is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We will have significant discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, after deduction of estimated expenses associated with this offering, for general working capital and other corporate purposes. Specifically, substantially all of the net proceeds raised from this offering will be used to (a) fund two large purchase orders for the manufacture of furniture that will contain our product within the furniture, and (b) pay certain operating expenses related to accrued legal fees and accounting fees.

If we raise: **$1,000,000**

Use of Proceeds: We will have significant discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, after deduction of estimated expenses associated with this offering, for general working capital and other corporate purposes. Specifically, substantially all of the net proceeds raised from this offering will be used to (a) fund two large purchase orders for the manufacture of furniture that will contain our product within the furniture, and (b) pay certain operating expenses related to accrued legal fees and accounting fees, as well as (c) fund ongoing research and development, (d) build and execute a marketing program, and (e) expand channels of trade globally

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

DESCRIPTION OF SEED PREFERRED STOCK

The following is a summary of the principal terms with respect to the proposed issuance of Seed Preferred Stock of our company. A legally binding obligation will only be made pursuant to a mutually acceptable definitive subscription agreement executed by the parties.

We are offering 53,500 shares of Seed Preferred Stock at $2.00 per share, or a targeted offering of $107,000, under the crowdfunding rules, or Section 4(a)(6) of the Securities Act and Regulation Crowdfunding. We are offering the Seed Preferred on a "best efforts" basis and we must receive commitments to purchase the targeted offering amount by the date specified herein. Unless we receive commitments to purchase the targeted offering amount by such date, no shares of Seed Preferred will be sold to purchasers, investment commitments will be cancelled, and committed funds will be returned. Purchasers in this offering must purchase at least 500 shares of Seed Preferred (a $1,000 investment), which may be waived by us in our discretion. Purchasers in this offering will be limited in the amount that they may invest in this offering pursuant to applicable securities laws, which are further described in this disclosure document. We will not accept any investments in excess of the targeted offering amount until such time as we complete the audit of our financial statements. After the completion of the audit of our financial statements, we intend to amend this offering to increase the targeted offering amount to $1.0 million of Seed Preferred, and we will amend this disclosure document and the related filings with the Securities and Exchange Commission to include the audited financial statements and the terms under which we will accept subscriptions for additional shares of Seed Preferred, including the manner in which oversubscriptions will be allocated. There is no public market for any of our securities, and no such market will develop as a result of this offering.

Seed Preferred Stock

Dividends Relative to Common Stock, the Seed Preferred is entitled to preference and priority to any payment of cash dividends, when and if determined by our Board of Directors. The Seed Preferred preference and priority on dividends is not cumulative and does not accrue if dividends are not paid in a given year.

Liquidation, Dissolution, or Winding Up Upon a Liquidation Event (as defined in our Certificate of Incorporation), before any distributions or payments can be made to holders of Common Stock, the Seed Preferred will be entitled to first be paid an amount equal to the purchase price per share of Seed Preferred (which range between $0.70 - $2.00 per share, or an aggregate of all proceeds raised from the sale of Seed Preferred from this offering and prior offerings), subject to readjustments for stock dividends, stock splits, or other similar events, plus any declared but unpaid dividends on such shares. If the distributions are insufficient to pay the full liquidation amounts payable with respect to the Seed Preferred, the distribution shall be allocated among the holders of the Seed Preferred pro rata in proportion to the respective preferential amounts to which each holder is entitled. Once holders of Seed Preferred have received the full preferential amount to which each holder is entitled, the holders of the Seed Preferred will not be entitled to share ratably in the distribution of any remaining assets, and the remaining assets shall be distributed pro rata among holders of the Common Stock. Immediately prior to a Liquidation Event, holders of Seed Preferred will be deemed to have converted such holder's shares of Seed Preferred into shares of Common Stock if, as a result of actual conversion of Seed Preferred into Common Stock, such holder would receive, in the aggregate, an amount greater than if the holder of Seed Preferred did not convert such holder's shares of Seed Preferred into Common Stock.

Voting Each holder of Seed Preferred shall be entitled to vote with holders of all other classes and series of stock of the Company on all matters submitted to a vote of stockholders, and shall be entitled to the number of votes equal to the number of whole shares of Common Stock that such holder's shares of Seed Preferred could then be converted at the record date of such vote.

Voluntary Conversion All shares of Seed Preferred, at the option of the holder, may be converted at any time into fully paid and non-assessable shares of Common Stock of our company, as set forth in our Certificate of Incorporation.

Automatic Conversion All shares of Seed Preferred will be automatically be converted into the number of shares of Common Stock into which such shares of Seed Preferred are convertible, pursuant to our Certificate of Incorporation, upon (i) the vote of holders of at least a majority of the shares of Seed Preferred then outstanding, or (ii) immediately upon the closing of an underwritten public offering on a firm commitment basis with a nationally recognized full-service investment bank pursuant to an effective registration statement filed pursuant to the Securities Act, covering the offer and sale of Common Stock for the account of our company in which we actually receive gross proceeds equal to or greater than $30,000,000.

Use of Proceeds We will have significant discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, after deduction of estimated expenses associated with this offering, for general working capital and other corporate purposes.

Restrictions on Resale The shares of Seed Preferred are securities for which there currently is no market. There can be no assurance as to the development or liquidity of any market for any securities of our company. The shares of Seed Preferred are being offered without registration under the Securities Act and applicable state securities laws. Under the crowdfunding rules, the shares of Seed Preferred purchased in this offering may not be transferred or resold during the one-year period beginning when the shares are issued, unless such shares are transferred

- to our company,
- to an accredited investor,
- as part of a registered offering, or
- to a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstance.

The term "member of the family of the investor or the equivalent" includes a child, stephchild, grandchild, parent, stepparent, grandparent, spouse, or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the investor, and shall include adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse. In addition, the transfer of the shares of Seed Preferred will be further subject to certain limitations set forth in our amended and restated stockholders' agreement.

Investment Limitations

An investment in Seed Preferred is subject to certain investment limitations. The aggregate amount of securities sold to all investors by the Company in reliance on Section 4(a)(6) of the Securities Act and Regulation Crowdfunding is limited to $1,070,000. The aggregate amount of securities sold to any investor in reliance on Section 4(a)(6) of the Securities Act and Regulation Crowdfunding is limited to the following:

- if either the investor's annual income or net worth is less than $107,000, the investor may invest the greater of (i) $2,200, or (ii) 5% of the lesser of (a) the investor's annual income, or (b) net worth; or
- if both the investor's annual income and net worth are equal to or more than $107,000, the investor may invest 10% of the lesser of (i) the investor's annual income, or (ii) net worth, in an amount not to exceed $107,000.

We reserve the right to exercise our judgment as to whether any prospective investor meets the suitability standards. The above suitability standards are minimum requirements for participating investors, and the satisfaction of these standards does not mean that an investment in the Seed Preferred is suitable for any prospective investor. These securities are being offered pursuant to exemptions under the crowdfunding rules, or Section 4(a)(6) of the Securities Act and Regulation Crowdfunding. None of such securities may be sold or transferred unless the transaction is registered under the Securities Act, or an exemption from such registration is available, and we comply with state securities laws.

Method of Subscription for Shares of Seed Preferred

Each prospective investor desiring to purchase Seed Preferred must execute and deliver to the Company a signature page to a definitive subscription agreement and a joinder to the Company's amended and restated stockholders' agreement, copies of which will be provided to such person by the Company. The definitive subscription agreement requires representations that, among other things, (i) the investor is willing and able to bear the economic risk of the purchase of Seed Preferred; (ii) the investor understands the risk of investing in Seed Preferred; and (iii) the investor is purchasing Seed Preferred for the investor's own account, for investment, and without a view to resale. The subscription documents described herein must be submitted to the Company together with a certified check or wire transfer in an amount equal to the purchase price of Seed Preferred that the prospective investor wishes to purchase. Seed Preferred may be offered on an agency and "best efforts" basis by various broker-dealers. Any soliciting dealers will be broker-dealers that are members of the Financial Industry Regulatory Authority and that the Board of Directors selects to participate in the offering. The Company will pay directly to each soliciting dealer a sales commission equal to 8% of the aggregate transaction value sold through the efforts of such soliciting Dealer. In addition, the Company has agreed to grant warrants to purchase securities totaling 10% of the aggregate transaction value sold through the efforts of certain broker-dealers, at an exercise price equal to 125% of the price per share as determined in the Funding Event. The warrants will expire during November 2024. The Company will make available to each prospective investor prior to his or her purchase of securities the opportunity to ask question and receive answers concerning the terms and conditions of this offering and to obtain any additional information in the Company's possession or which the Company can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained herein. Copies of other documents relevant to this offering are available for inspection at the office of the Company upon request.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: The subscription agreement that will be signed by each investor in connection with the purchase of Seed Preferred will contain the grant of a proxy to Jeffrey Isquith, our Chief Executive Officer, to vote on behalf of investors in this offering, execute documents, instruments, conveyances, and agreements on behalf of investors, and give and receive notices and communications. The effect of this proxy will be that investors in this offering will not have the right to vote on any matter submitted to stockholders for approval, but rather will be subject to the voting decisions of Mr. Isquith. The grant of the proxy is a condition of the investment, and as such will be an irrevocable grant of voting rights from the investors to Mr. Isquith. As a result, Mr. Isquith will have the right to control the business and affairs of our company following this offering.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities being offered may be modified by the written consent of the Company's board of directors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	3,250,000	Yes
Preferred Stock	10,000,000	371,970	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	129,244
Options:	1,000,000

Describe any other rights:

DESCRIPTION OF SECURITIES

Overview

The authorized capital stock of our company consists of 10,000,000 authorized shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 621,790 shares are designated Seed Preferred. We have issued and outstanding 3,250,000 shares of Common Stock, and 371,970 shares of Seed Preferred. In addition, as of the date of this disclosure document, we have reserved for issuance the following:

- 1,000,000 shares of Common Stock issuable upon exercise of stock options authorized pursuant to our 2016 Equity Incentive Plan, of which options to purchase 586,000 shares are granted and remain outstanding;
- 371,790 shares of Common Stock issuable upon conversion of the outstanding Seed Preferred, which number of shares excludes shares issued pursuant to this offering and the conversion of convertible notes currently outstanding;
- 2,500 shares of Common Stock issuable upon exercise of outstanding warrants at an exercise price of $1.60 per share;
- warrants to purchase securities totaling 10% of the aggregate transaction value sold through the efforts of certain broker-dealers, at an exercise price equal to 125% of the price per share as determined in the Funding Event. The warrants will expire during November 2024; and
- warrants to purchase Common Stock as compensation for certain employees and services providers.

Each share of common and preferred is entitles to one vote.

We have two wholly owned subsidiaries: (i) Amulet Protective Technologies, Inc. an Arizona corporation, which was formed on or about September 23, 2016, and (ii) Ballistic Furniture Systems, Inc., an Arizona corporation, which was incorporated on or about March 3, 2014. Subsequent to Ballistic Furniture's incorporation, each shareholder of Ballistic Furniture exchanged such shareholders' capital stock in Ballistic Furniture for an equal number of shares of our company. On or about January 17, 2017, our shareholders voted in favor of changing our state of incorporation from the State of Arizona to the State of Delaware by approval and adoption of a Plan of Domestication. Any shares of Common Stock that were purchased by investors for cash in our prior equity offerings were converted into shares of Seed Preferred of our company, on the basis of one share of Seed Preferred of the Delaware entity for each share of Common Stock of the Arizona entity previously issued and outstanding. Shares of Common Stock issued to our founder remained shares of Common Stock of the reincorporated Delaware entity, on the basis of one share of Common Stock of the Delaware entity for each share of Common Stock of the Arizona entity previously issued and outstanding. Prior to our reincorporation, we raised an aggregate $511,700 in exchange for Common Stock, all of which shares have now been exchanged to shares of Seed Preferred. Service providers, such as employees, independent contractors, and consultants, have received options to purchase Common Stock of our company.

Common Stock

The holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of Common Stock will be entitled to receive such dividends, if any, as may be declared by our Board of Directors from time to time out of legally available funds. Upon the liquidation, dissolution, or winding up of our company, the holders of Common Stock will be entitled to share ratably in all the assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption, or conversion rights. We believe that the number of shares of Common Stock authorized for issuance will provide us with the flexibility necessary to enable it to (a) raise additional capital through one or more private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (b) acquire additional assets or businesses by using shares of Common Stock for a portion or all of the consideration paid to the sellers; (c) repay existing indebtedness by issuing shares of Common Stock in lieu of cash; or (d) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of our company by issuing options to acquire shares of Common Stock. We have also reserved for issuance 1,000,000 shares of Common Stock upon the exercise of options.

Seed Preferred

As of the date of this disclosure document, we have outstanding 371,790 shares of Seed Preferred, and provided that we raise up to $1.0 million of equity capital pursuant to this offering (as amended as described in this disclosure document), the principal and accrued interest of Notes will automatically convert into 12,518 shares of Seed Preferred as described herein. Thereafter, and assuming the completion of a Funding Event, we will issue 500,000 shares of Seed Preferred and at that time will have outstanding 884,308 shares of Seed Preferred with an aggregate liquidation preference equal to $2.00. See "Description of Seed Preferred Stock" for a description of the rights and preferences of Seed Preferred.

Convertible Subordinated Promissory Notes

Prior to this offering, we commenced an offering of up to $1.0 million in principal amount of convertible subordinated promissory notes ("Notes"). We raised $19,390,39 aggregate principal amount of Notes in that offering, and provided that we raise up to $1.0 million of equity capital pursuant to this offering (as amended as described in this disclosure document), the principal and accrued interest of Notes will automatically convert into shares of Seed Preferred as described herein. The terms of the Notes are summarized as follows:

Interest. Interest shall accrue on the unpaid principal at the rate of 8.0% per annum.

No Payment Dates. Interest shall accrue during the period commencing on the date of issuance of the Note. We will not make interest or principal payments on the Notes until the maturity date or an event of default, at which time all principal and accrued interest shall be due and payable.

Maturity Date. The maturity date will be April 28, 2020.

Event of Default. An "event of default" will mean: (i) Default in the payment of the principal and unpaid accrued interest of the Note when due and payable if such default is not cured by us within 10 days after the holder has given our company written notice of such default; or (ii) The institution by our company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by us to institution of bankruptcy or insolvency proceedings against us or the filing by us of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by us to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of our company, or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the taking of corporate action by us in furtherance of any such action; or (iii) If, within 60 days after the commencement of an action against our company (and service of process in connection therewith on our company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of us or all orders or proceedings thereunder affecting our operations or business stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of our company of any trustee, receiver, or liquidator of our company or of all or any substantial part of the properties of our company, such appointment shall not have been vacated; or (iv) Any declared default of our company under any senior indebtedness that gives the holder thereof the right to accelerate such senior indebtedness, and such senior indebtedness is in fact accelerated by the holder.

Subordination. The Notes will be expressly subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which will include principal and accrued interest on all of our indebtedness to banks, commercial finance lenders, insurance companies, or other financial institutions regularly engaged in the business of lending money.

Prepayment. Upon the prior written notice to a noteholder, we may, without penalty or premium, prepay in whole or in part the principal sum, plus accrued interest to date of payment, of the Notes. *Voluntary Conversion*. In the event that a Funding Event (as defined below) has not occurred on or before the earlier of (a) the Maturity Date, or (b) notice by us to holders of our intent to prepay the Notes, then the holder of the Note has the right, at the holder's option, to convert the entire principal and accrued interest under the Note, in whole but not in part, into fully paid and non-assessable shares of Seed Preferred at a conversion price per share equal $2.00 (the most recent sale price of the Seed Preferred).

Automatic Conversion. Upon the initial closing of a Funding Event (as defined below), and in the event the principal and accrued interest under the Notes are not otherwise converted into Seed Preferred at the option of the holder, then the entire principal amount and any accrued but unpaid interest shall be automatically converted into our securities issued in connection with a Funding Event at a price per share equal to the lower of (i) 80% of the purchase price per share in the Funding Event; and (ii) a price based upon an implied "pre-money" valuation of the Company of $6.0 million calculated as of immediately prior to the conversion, excluding shares reserved for issuance under the Plan. A "Funding Event" will mean any event whereby we raise equity capital that provides gross proceeds to us of at least $1.0 million (excluding conversion of the Notes).

Amended and Restated Stockholders' Agreement. The purchasers of the Notes will execute joinder agreements to our existing stockholders' agreement, which will become applicable to the holders of Notes at such time as the holders of Notes become holders of our equity securities. Our stockholders' agreement provides, among other things, provisions regarding rights of first refusal upon transfer of our capital stock, "drag along" rights in the event of a change of control of our company, and an agreement to vote in favor of our current board of directors at all elections of stockholders. See "Summary of Stockholders' Agreement."

Information Rights. So long as amounts remain outstanding under the Notes, the holders of Notes shall have the right, upon reasonable advance notice during normal business hours, to review any and all of the Company's monthly, quarterly, or annual financial statements, other corporate books and accounting records, or other corporate documentation.

Investor Suitability. The Notes are being offered only to "accredited investors" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Company reserves the right to reject subscriptions, in whole or in part, in its absolute discretion. No Notes will be offered to unaccredited investors.

Options

We have reserved 1,000,000 shares of Common Stock for issuance pursuant to our 2016 Equity Incentive Plan. As of the date of this disclosure document, options to purchase 586,000 shares of Common Stock are outstanding. Each option entitles the holder to purchase at any time, for a period specified in the option agreement, a number of shares of Common Stock specified in the option. Some options vest over time, some vest based on performance, whereas others are fully vested upon grant. After the expiration of the period specified in each option agreement, option holders will have no further rights to exercise the options. Each option includes transfer limitations and other restrictions regarding the transferability of Common Stock or other securities held by the holder for a period following the effective date of any registration statement of our company filed under the Securities Act. As a condition to exercise of the option, each optionee is required to execute a joinder agreement to our stockholders' agreement.

Warrants

We granted to a lender seven-year warrants to purchase up to 2,500 shares of Common Stock at an exercise price of $1.60 per share. In addition, we agreed to grant warrants to purchase securities totaling 10% of the aggregate transaction value sold through the efforts of certain broker-dealers, at an exercise price equal to 125% of the price per share as determined in the Funding Event. The warrants will expire during November 2024.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

See Description of Securities.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

See Description of Securities above.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

Jeffrey Isquith serves as our Chief Executive Officer and sole member of the Company's Board of Directors. Further, Mr. Isquith has effective control over matters submitted to stockholders for a vote. All other investors hold shares of Seed Preferred. The holders of Common Stock and Seed Preferred, together as a single class, have the authority to designate the sole member to the Board of Directors. The Board of Directors has the authority to take valid action on behalf of our company. The sole member of the Board of Directors will continue to be able to control the business and affairs of our company following this offering. As a result, following the successful completion of this offering, investors in this offering will be unable to control or have significant influence over the affairs of our company.

The subscription agreement that will be signed by each investor in connection with the purchase of Seed Preferred will contain the grant of a proxy to Jeffrey Isquith, our Chief Executive Officer, to vote on behalf of investors in this offering, execute documents, instruments, conveyances, and agreements on behalf of investors, and give and receive notices and communications. The effect of this proxy will be that investors in this offering will not have the right to vote on any matter submitted to stockholders for approval, but rather will be subject to the voting decisions of Mr. Isquith. The grant of the proxy is a condition of the investment, and as such will be an irrevocable grant of voting rights from the investors to Mr. Isquith. As a result, Mr. Isquith will have the right to control the business and affairs of our company following this offering

A CROWDFUNDING INVESTMENT INVOLVES RISK. YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.
IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The price per share of the shares of Seed Preferred offered in this offering was not established by a competitive market, but was determined by our Board of Directors and is based on a number of factors, including assumptions and projections for the industry. Such price may not bear any relation to the actual valuation of our company, or to the assets, book value, revenue, earnings, or other established criteria of value of our company, or any forecast or anticipation of gross proceeds to be received by us in a funding event. We are offering the shares of Seed Preferred at $2.00 per share, which is consistent with the price per share of Seed Preferred that was valued by our Board of Directors in connection with most recent sales of Seed Preferred prior to this offering, including the voluntary conversion price set pursuant to the offering of Notes. The price per share of the Seed Preferred reflects a "pre-money" valuation of our company of approximately $9,245,940million, based upon the amount of shares of capital stock outstanding immediately prior to the date of this disclosure document and options reserved for grant. Our Board of Directors may use alternative methods of valuation of our capital stock in the future, and there is no assurance that the offering price will be determined using methods consistent with those used in connection with this offering.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Jeffrey Isquith serves as our Chief Executive Officer and sole member of the Company's Board of Directors. Further, Mr. Isquith has effective control over matters submitted to stockholders for a vote. All other investors hold shares of Seed Preferred. The holders of Common Stock and Seed Preferred, together as a single class, have the authority to designate the sole member to the Board of Directors. The Board of Directors has the authority to take valid action on behalf of our company. The sole member of the Board of Directors will continue to be able to control the business and affairs of our company following this offering. As a result, following the successful completion of this offering, investors in this offering will be unable to control or have significant influence over the affairs of our company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

We anticipate conducting one or more separate equity offerings in the future pursuant to which we will issue debt securities or shares of its common stock, preferred stock, or other equity securities. Additional sales of our securities in the future will dilute the relative equity ownership of our existing investors and our new investors could obtain terms more favorable than previous investors. **Moreover, the issuance of future series or classes of shares of our preferred stock could adversely affect holders of the shares. Our Board of Directors is authorized to designate one or more series of our preferred stock and to fix the rights, preferences, privileges, and restrictions thereof, without any action by the stockholders. The designation and issuance of such shares of our preferred stock in the future may adversely affect the rights of investors in this offering, if the rights, preferences, and privileges of such future series or classes of our preferred stock: (i) have superior dividend rights; (ii) dilute the voting power of our current stockholders; (iii) impair the liquidation rights of our outstanding shares; or (iv) delay or prevent a change in control of our company from occurring, among other possibilities. We cannot be certain that future series or classes of shares of our preferred stock will not adversely affect the holders of our equity securities on a going forward basis.**

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	06/30/17
Amount	$19,390.00
Interest rate	8.0% per annum
Discount rate	20.0%
Valuation cap	$6,000,000.00
Maturity date	04/28/20

Brian Craig loaned the company $40,000 in 12/16. The company is making monthly payments and expects to pay off by the end of 2018. Interest is paid in the form of 1,500 warrants per month.

Term loan from Kabbage with a balance of $7,852 on 11/1/2017 which is paid 348.29/month. The loan matures in 7/2019.

The company has accrued expenses of $221,246 which includes attorney fees, accounting fees and deferred salaries, none of which will be paid back with funds from the regulation crowdfunding offering. Expenses will be repaid as future funding permits.

During July and August, 2017, we sold an aggregate of $19,390,39 of 8% convertible subordinated promissory notes to two investors. The notes are convertible in certain circumstances to shares of Seed Preferred. See "Description of Securities – Convertible Subordinated Promissory Notes."

The company made several loans to Founder/CEO Jeff during 2015 and 2016 totaling $23,204.28. The loan has no interest and will be paid back when funds are available.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Regulation D, Rule 506(b)	Preferred stock	$511,700	General operations
6/2017	Regulation D, Rule 506(b)	Convertible Note	$19,390	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Gene Perez
Amount Invested	$5,000.00
Transaction type	Loan
Issue date	07/22/16
Outstanding principal plus interest	$0.00 as of 05/04/18
Interest rate	19.81% per annum
Maturity date	06/30/17
Relationship	COO of company

Name	Jeffrey Isquith
Transaction type	Priced round
Issue date	12/31/16
Relationship	CEO & president

Name	Gene Perez
Transaction type	Priced round
Issue date	12/31/16
Relationship	COO

Name	Alan Bignall
Transaction type	Priced round
Issue date	12/31/16
Relationship	CFO

Name	Jeff Isquith
Transaction type	Loan
Issue date	10/28/16
Interest rate	10.0% per annum
Maturity date	08/28/19
Current with payments	Yes

The company made several loans to Founder/CEO Jeff during 2015 and 2016 totaling $23,204.28. The loan has no interest and will be paid back when funds are available.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

UNAUDITED HISTORICAL FINANCIAL STATEMENTS

Unaudited Financial Statements

The Company's unaudited consolidated historical financial statements as of and for the year ended December 31, 2017 are included in this disclosure document. The Company's historical financial statements included in this disclosure document are unaudited and are not presented in accordance with generally accepted accounting principles. Although we believe that the unaudited financial statements present fairly, in all material respects, our financial position as of December 31, 2017 and our results of operations for the periods presented, no independent accounting firm has provided an opinion regarding our financial statements. An independent audit of our financial statements by a third-party accounting firm may reveal certain adjustments required to our financial statements to present them fairly in accordance with generally accepted accounting principles, and some of those adjustments may be material to the purchasers in this offering.

Discussion of Our Financial Condition The following discussion contains forward-looking statements. These statements can be identified by introductory words such as "expects," "plans," "will," "estimates," "forecasts," "projects," "shall," "intends" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward- looking statements frequently are used in discussing our planned growth strategy, operating and financial goals, regulatory submissions and approvals, and development programs. Many factors may cause actual results to differ from our forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

Discussion Period Our fiscal year ends on December 31. References to fiscal 2015, for example, refer to the fiscal year ending December 31, 2015. This following discussion relates to the unaudited results of operations for the years ending December 31, 2016 and 2017.

Overview We provide proprietary ballistic protection technology that can easily be incorporated into existing lines of office systems and furnishings either as they are manufactured new, or as a retrofit capability. Our preferred method of selling is with licensees/partners that can easily engineer our technology into their existing office systems and furnishings. Our mission is to enable and use disruptive technologies to protect the public from the realities of unexpected gun violence where they live, work, and play. Our objective is to acquire a significant market share in the emerging furniture security market before competitors have spent the time and money it takes to develop comparable offerings. Key elements of our strategy include the following:

- accelerating our top line revenue growth and building nationwide distribution through licensees;
- inventing new technologies to meet requirements and new demand; and
- strengthen our brand and our intellectual property portfolio.

The first years of our existence were focused on research and development, ballistic testing, market research, and assembling a network of partners and advisors that enabled us to complete the development of our proprietary technology. During that time, we did not expect to generate any revenue. The last 12 months has involved final beta testing, with prototype sales in the market, for our Amulet series of protective technologies, establishing our brand, entering into licenses and completing our corporate restructuring to enable effective fundraising.

Our revenue to date has been minimal, and our capital resources have been raised from our founders and management, angel investors, and several small unsecured loans. Due to our planned approach, our liquidity is continually constrained as we prepare for a national launch with our first two licensees. Our losses from operations have been as planned for our company, and we expect losses to continue as we increase our reach and market share.

We are now positioned, when funded, to launch our three-year plan to establish Amulet as a premier provider in the industry.

We believe that many of the key factors that will influence our ability to achieve our objectives include the following:

- our prospective partners' willingness to assist their customers in the decision to request ballistic protection;
- the availability and performance of our suppliers;
- our ability to continue to release and gain customer acceptance of new and improved features;
- our ability to successfully improve our partnering process;
- acceptance of our technology in industries in our vertical market focus;
- improved product offerings by existing and new competitors and the emergence of additional competitors in our market;
- our ability to keep attrition rates at current low levels;
- our ability to attract new personnel while retaining and motivating current personnel; and
- general economic conditions which could affect our customers' ability and willingness to purchase our technologies or delay the customers' purchasing decision.
- expanding our domestic selling and marketing activities; and
- hiring of additional personnel (particularly in customer related areas) and research & development.

Our plans to invest for future growth include the following: We plan to reinvest a significant portion of our incremental revenue in future periods to grow our business and continue our technical leadership in the industry. As a result of our aggressive growth plans, specifically our hiring activities, we have incurred significant expenses from equity awards that have contributed to our net losses but are not using cash resources. As we continue with our growth plan, we will continue to have net losses on a GAAP basis based on operating losses as well as these ongoing non-cash equity awards. We expect to continue to incur operating losses for at least two years as we build our distribution. As of May 4, 2018, there are no lawsuits filed by us or against us.

Revenue Recognition

We recognize revenue at the time of delivery of our technologies and services to our customers. Our customers are typically the manufacturers of furniture that wish to add ballistic protection capabilities. We are the 'brand inside.' Occasionally, we may sell direct in which case we recognize revenue as we deliver to the end customer.

Key Components of Our Results of Operations

Revenue We generate revenue from the sale of our technology (Amulet® ballistic barriers) to furniture and office equipment manufacturers who use our technology inside their products and then sell to their dealers/end users. We invoice our customers at the point of shipping our technology to the customer.

Cost of Goods Sold We use a series of contract suppliers to formulate, manufacture, and prepare the Amulet ballistic barrier technology in sheet form. These costs comprise the majority of our cost of goods sold. We have been able to assure that our costs are variable costs (only costs when we order) and priced in a manner in which we can expect to deliver a 30% gross margin. Although this has been our experience to date, we expect that margin to increase as we build volume and purchasing power.

Research and Development Research and development expenses primarily consist of personnel and related costs for our research and development efforts, including salaries, employee benefits, and allocated overhead costs. Our development efforts have been devoted primarily to increasing the number of variants of ballistic technology material we have available In future periods, we expect our research and development expenses to continue at a rate of approximately 15 to 20%.

Sales and Marketing Sales and marketing expenses primarily consist of personnel and related costs for our sales and marketing efforts including wages, benefits, bonuses, commissions and training, commissions paid to our Alliance Partners, the cost of marketing programs such as on-line lead generation, promotional events, webinars and other meeting costs, and allocated overhead costs. Our sales and marketing group is responsible for two of our key strategies, which are building nationwide distribution and accelerating our top line revenue growth. We expect to grow the sales and marketing spending to a much higher portion of total revenue in the future as we seek to gain market share by adding more alliance partners and building greater brand awareness.

General and Administrative General and administrative expenses primarily consist of personnel and related costs for executive, finance, human resources, and administrative personnel; leased capital equipment depreciation; stock-based compensation, legal and other professional fees; other corporate expenses; and allocated overhead. We will allocate overhead such as information technology costs and employee benefit costs to each department based on headcount, but all facilities and stock compensation costs are held in general and administrative accounts. We expect our general and administrative expenses to gradually approach 19% of revenue.

We have averaged 9k/month in expenses and 3,600/month in revenue in 2017. Expenses will increase significantly if and when we close new orders that we need to finance inventory and labor in order to fulfill.

As of May 2018 we have $1k in the bank and receivables of 10k. The founders will continue to fund the business for an additional 12 month if revenues or outside investment cannot cover expenses.

Financial Projections Any financial projections presented to prospective investors are intended to supplement the disclosures contained in this disclosure document. We have prepared the financial projections based on our operating information and certain assumptions that we believe to be reasonable. Other factors may exist, other than as set forth in this disclosure document and the attached exhibits, that could cause the financial projections not to be necessarily indicative of future operating results.

No independent accountant has reviewed these projections and no representation can be given as to the accuracy of the amounts or the validity of the assumptions. The actual results achieved during the periods presented may differ materially from those which are set forth therein. We do not assume any responsibility for updating the financial projections contained herein after the date of this disclosure document. Financial projections have been prepared by our company for the purpose of evaluating a prospective investment.

These financial projections may be inaccurate, are based on assumptions that may not materialize, and no independent accountant has reviewed these financial projections. We prepared the financial projections based on certain assumptions that we believe to be reasonable. No representation can be given as to the accuracy of the amounts or the validity of the underlying assumptions.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

FORWARD-LOOKING STATEMENTS

This disclosure document contains certain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the results anticipated in these forward-looking statements as a result of the risk factors set forth herein. Prospective investors should read the entire disclosure document carefully before making an investment decision. The projections and statements as to future results or events included herein or otherwise provided by us are forward-looking statements based on our views at the time this disclosure document was prepared and include various assumptions and predictions that involve inherent risks and uncertainties. There can be no assurance that the statements or projections or their underlying assumptions will prove to be accurate and prospective investors are cautioned not to place undue reliance on the projections or any other forward-looking statements made by us. Our actual results may differ materially from such statements. The provision of such forward-looking information should not be regarded as a representation by us or any other person that the future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to update, review, or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions on which any such statements are based. For example, in preparing our assessment of risks, we made assumptions regarding the timeline of development of our products and services, the expense of that development, other operating expenses and rate of growth, pricing of our products, market penetration and growth, and customer acceptance and adoption of those products and services. We have provided these assumptions and projections to each prospective investor. Each prospective investor should carefully consider those assumptions and understand that our actual experience may vary materially from them. If a subscriber considers those assumptions unfounded or unreasonable, the subscriber may not wish to purchase securities hereunder, as our actual performance may be less than projected.

HOW TO OBTAIN ADDITIONAL INFORMATION

During this offering, we will, upon request, make available to potential purchasers or their representatives the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information, to the extent that we possess such information or can acquire it without reasonable effort or expense, necessary to verify the accuracy of the information set forth herein.We will file a report with the Commission annually and post the report on our website (http://www.amuletbb.com/contactinvestment.html), no later than 120 days after the end of each fiscal year covered by the report. We may terminate our reporting obligations in the future upon the occurrence of one of the following events:

- we become a reporting company under applicable securities laws;
- we have filed at least one annual report, but have no more than 300 stockholders of record;
- we have filed at least three annual reports, and have no more than $10.0 million in assets;
- we repurchase (or another party purchases) all of the securities issued in reliance of Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
- we liquidate or dissolve our company in accordance with Delaware law.

The Company

We invent, develop, design, and manufacture ballistic protection technology material integrated into commercial furniture, architectural walls, custom millwork, and interior design elements. Specifically designed for original equipment manufacturers, all materials are bullet-resistant, tested, and certified to meet National Institute of Justice and UL752 performance criteria. Our focus is on identifying solutions to save lives and reduce injuries to innocent people in public spaces during an active-shooter event.

Amulet Group Holdings, Inc. 8790 E. Via de Ventura, Suite 4864 Scottsdale, Arizona 85260 www.amuletbb.com We are a Delaware corporation and were organized on January 17, 2017, although our predecessor Arizona corporation was organized in April 11, 2016 and was domesticated to Delaware on January 17, 2017. We have two wholly owned subsidiaries: (i) Amulet Protective Technologies, Inc., an Arizona corporation, which was formed on or about September 23, 2016, and (ii) Ballistic Furniture Systems, Inc., an Arizona corporation, which was incorporated on or about March 3, 2014. Neither we nor any of our predecessors have failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding. The Company hereby certifies that it:

- **is organized under, and subject to, the laws of the state of Delaware;**
- **is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;**
- **is not an investment company registered or required to be registered under the Investment Company Act of 1940;**
- **is not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding;**
- **has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports);**
- **is not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.**

BUSINESS

Overview We invent, develop, design, and manufacture ballistic protection material technology integrated into commercial furniture, architectural walls, custom millwork, and interior design elements. Specifically designed for original equipment manufacturers, all materials are bullet-resistant, tested, and certified to meet National Institute of Justice and UL752 performance criteria. Our focus is on identifying solutions to save lives and reduce injuries to innocent people in public spaces during an active-shooter event. We generate revenue from one primary and two secondary sources: furniture sales, engineering services, and ballistic testing. *Furniture Sales* We primarily sell our products to licensed commercial furniture manufactures and end-users for structural applications. *Engineering Services* We offer engineering services to integrate our ballistic technology into partner products. We offer film ballistic testing of fully integrated product for training and marketing purposes. *Ballistic Testing* We offer ballistic testing and marketing services for live-fire conditions.

Growth Opportunities The global physical security market is expected to grow from approximately $65.0 billion in 2015 to approximately $105 billion by 2020. The global contract furnishings market is expected to grow at a compound annual growth rate of 5.6% from a 2015 base of $26.0 billion. With the rise of global security concerns in office and commercial areas, including the increasing incidence of terrorist attacks, governments and companies have increased budget allocations for the implementation of physical security systems and solutions to ensure security of its related premises, assets, and people. These factors are expected to drive the growth of the physical security market in the coming years. The system integration segment is likely the largest opportunity in the physical security market, while the maintenance and support segment is expected to grow at the highest compound annual growth rate during our forecast period. The market for security systems often include access control, video surveillance, perimeter intrusion detection, physical security information management, screening and scanning, as well as safety and security devices. Presently, system integrators are most in demand due to the customized needs of end users. Recent increased crime and terrorism has posed a need for physical security solutions across different verticals.

Competition and Risks The ballistic barrier market has three tiers of competition: *Armor Manufacturers* Armor manufacturers are typically established companies with an extensive history of operations and earnings. These companies provide ballistic protection materials to the military, law enforcement, and private security contractors' around the globe. Armor manufacturers are well versed in large market segmentation, but these companies typically have limited experience in the furniture market. *Furniture and Office System Manufacturers* Furniture and office system manufacturers typically supply the global market with extensive amount of sales in office furnishings, construction materials, and office equipment. These companies are capable of creating furniture, and have extensive knowledge of the furniture market, but typically have no experience in ballistics or armor technology. *Custom Builders* Custom builders offer specific, custom furniture on a made-to-order basis. Typically, custom builders charge extensive prices to design and build custom furniture. Generally, customer builders will not enter the ballistics market.

Intellectual Property We have instituted an intellectual property protection strategy, including registered trademarks, patent applications and trade secrets, and a robust licensing program with our customers, including original equipment manufacturers. AMULET is a registered trademark in the U.S. and certain foreign countries. U.S. and foreign patent applications are directed to inventions for various types of ballistic resistant seating and partition systems. Trade secrets and know-how include extensive knowledge of ballistic materials and barriers technology, as well as delivery channels and networks in the architectural design, contract furniture and interiors space, including federal government procurement.

Management The following sets forth certain information regarding our officers, directors, and advisors.

Jeffrey Isquith: Director, Chief Executive Officer, and President Mr. Isquith has served as our Chief Executive Officer and President since he founded our company during January 2011 in response to the ever-growing threat of gun violence occurring in public. Mr. Isquith served as the Managing Director of Interior Innovations Group from 2009 until January 2017, when he began working exclusively as the Chief Executive Officer and President of our company. Prior to forming our company, Mr. Isquith held executive management positions with Interior Innovations Group, Wieland Healthcare, and Carolina Furniture. His experience includes over 25 years in sales and marketing, as well as project management roles within the military support divisions of Honeywell and General Electric, where he gained extensive knowledge of defense industry protective technologies. Mr. Isquith received a degree in Business Administration from the University of Maryland in 1980.

Alan Bignall: Chief Financial Officer and Secretary Mr. Bignall has served as our Chief Financial Officer since December 2016. Mr. Bignall has over 30 years as a senior executive in high tech, large corporations, and entrepreneurial start-ups. He has extensive business and technology leadership experience in the United States and internationally, with large multinational companies, including Rolls Royce, ITT UK, Royal Bank of Canada, Fingerhut, IDS, and American Express. In addition, Mr. Bignall has served as chief executive officer of several technology based entrepreneurial ventures, including IVDesk Inc. Mr. Bignall continues to provide consulting services to IVDesk, Inc., as well as other companies through his consulting entity, Consulting Advisory Group LLC. Mr. Bignall is also a founder and board member of Realief Neuropathy Pain Centers and At-Scene LLC evidence collection technology, and he serves on the board of CSMG International, the advisory board of the Norris Institute, and is the Entrepreneur in Residence at the University of St. Thomas' Schulze School of Entrepreneurship in the Opus College of Business. Mr. Bignall received his Masters of Business Administration from the University of St. Thomas in Minnesota in 1985.

Gene Perez: Chief Operating Officer Mr. Perez has served as our Chief Operating Officer since June 2015. Mr. Perez has more than 20 years of experience as an executive in the semiconductor industry. Mr. Perez has global market experience in manufacturing, capital equipment, and materials modification with large U.S. and multinational companies and government labs, including Northrop Grumman, Sandia Labs, Applied Materials, Varian, Axcelis, Entegris, Sumitomo, Infineon, NXP, Medtronic, and many other companies. Mr. Perez is also a founder and board member of US Foundry Solutions that focuses on servicing the semiconductor manufacturing industry by helping companies locate fabrication facilities, support personnel, and semiconductor equipment. Mr. Perez graduated with a Bachelor of Science in Political Science from Arizona State University in 1993.

Stephanie Guindon: Chief Sales Officer Ms. Guindon has served as our Chief Sales Officer since September 2014, and is responsible for our company's sales activities. Ms. Guindon has 25 years of experience serving as an independent design consultant, territory manager for Herman Miller Healthcare, and Regional Sales Specialist for Krueger International, which have contributed to her extensive knowledge and leadership proficiency in corporate, healthcare, education, and government environments. Ms. Guindon resides in Maryland and is an active philanthropist to many local charitable organizations. Ms. Guindon received her Bachelor of Science degree in Interior Design from the University of Maryland.

Blaine Zippler: Chief Technology Officer   Blaine Zippler has served as our Chief Technology Officer since September 2014, and is a ballistic technology specialist and leads our development of new products and markets for public and workforce spaces. Mr. Zippler's knowledge of supply chain and manufacturing has helped our development and strategy for new product offerings. Mr. Zippler is the founder and president of Market Development Specialist, LLC, which specializes in protection systems for commercial, law enforcement, military, and industrial applications. He previously worked 36 years at DuPont, of which he spent 25 years developing protective markets using high performance ballistic fabrics. Mr. Zippler's responsibilities at DuPont included developing markets in Latin America, Canada, and the United States as a Senior Account Sales Manager. Mr. Zippler attended the University of South Carolina-Aiken, concentrating in Electrical Engineering.

Limitation of Liability and Indemnification   Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

- any breach of their duty of loyalty to the corporation or its stockholders;
- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- unlawful payments of dividends or unlawful stock repurchases or redemptions; or
- any transaction from which the director derived an improper personal benefit.

This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws. Our Certificate of Incorporation and our bylaws provide that we will indemnify and advance expenses, to the fullest extent permitted by Delaware law, to each person who is or was a director or officer of our company, or who serves or served any other enterprise or organization at our request. The indemnification provided under our Certificate of Incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Our bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification for that liability.

BENEFICIAL OWNERSHIP

As of August 31, 2017, Jeffrey Isquith, the founder and Chief Executive Officer of our company, beneficially owns 70.41% of our Common Stock. As of such date, Mr. Isquith is the only stockholder that beneficially owns at least 20% of our outstanding voting equity securities, calculated on the basis of voting power.

Prior Offerings of Our Securities

Securities Sold by Predecessors   **On various dates between July 2014 and April 2016, Ballistic Furniture Systems, Inc., an Arizona corporation ("BFS") sold an aggregate of 371,790 shares of its common stock to ten accredited investors. The shares issued in these transactions were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The proceeds from these offerings were used in the development of our product and for short-term working capital and general corporate purposes. Subsequent to these purchases, and effective June 1, 2016, we entered into an Exchange Agreement with each stockholder pursuant to which each stockholder assigned and transferred the stockholder's issued and outstanding shares of common stock of BFS to our company in exchange for the same number of shares of Common Stock of our company. Following the completion of the Exchange Agreement, BFS became a wholly owned subsidiary of our company (at the time our company was an Arizona corporation). No proceeds were received by us in connection with the shares issued in the exchange. We issued shares of Common Stock to the former stockholders of BFS in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act as a transaction by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.**

Reincorporation Transaction   **Pursuant to the Plan of Domestication, approved January 17, 2017, the issued and outstanding shares of Common Stock of our predecessor Arizona corporation were converted into separate classes of stock of our current Delaware corporation, Common Stock and Seed Preferred: (a) any shares of Common Stock that were issued to Jeffrey Isquith, the founder of the Arizona corporation, remained shares of Common Stock of the Delaware corporation, on the basis of one share of Common Stock of the Delaware corporation for each share of Common Stock of the Arizona corporation previously issued and outstanding; and (b) any shares of Common Stock that were purchased by investors for cash in the Arizona corporation prior equity offerings were converted into shares of Seed Preferred of the Delaware corporation, on the basis of one share of Seed Preferred of the Delaware corporation for each share of Common Stock of the Arizona corporation previously issued and outstanding. No proceeds were received by us in connection with the reincorporation transaction. The shares issued in the reincorporation transaction were issued in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act as a transaction by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.**

Restricted Stock Purchase Agreements to Officers   **On February 24, 2017, we sold to four members of our management team an aggregate of 700,000 shares of Common Stock pursuant to Restricted Stock Purchase Agreements with those individuals. Each agreement with the respective officer provides us with the right to repurchase the shares at cost in the event the respective officer's service with our company terminates. Our right to repurchase a portion of the shares expires ratably over a four-year period following the purchase date. We issued these shares in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering as well as Rule 701 promulgated under the Securities Act.**

Convertible Note Offering   **During July and August, 2017, we sold an aggregate of $19,390,39 of 8% convertible subordinated promissory notes to two investors. The notes are convertible in certain circumstances to shares of Seed Preferred. See "Description of Securities – Convertible Subordinated Promissory Notes." The net proceeds received by us in this offering were used for working capital and general corporate purposes. We issued these notes and the securities issuable upon conversion of the notes in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.**

Conditions of Prior Offerings We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. In addition, each of the share certificates issued in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of these transactions listed above represented to the Company their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof. All recipients had adequate access, through their relationship with us or through other access to information provided by us, to information about our company.

PLAN OF DISTRIBUTION

Overview

We are offering 53,500 shares of Seed Preferred Stock at $2.00 per share, or a targeted offering of $107,000, under the crowdfunding rules, or Section 4(a)(6) of the Securities Act and Regulation Crowdfunding. We are offering the Seed Preferred on a "best efforts" basis and we must receive commitments to purchase the targeted offering amount by the date specified herein. Unless we receive commitments to purchase the targeted offering amount by such date, no shares of Seed Preferred will be sold to purchasers, investment commitments will be cancelled, and committed funds will be returned. Purchasers in this offering must purchase at least 500 shares of Seed Preferred (a $1,000 investment), which may be waived by us in our discretion. Purchasers in this offering will be limited in the amount that they may invest in this offering pursuant to applicable securities laws, which are further described in this disclosure document. We will not accept any investments in excess of the targeted offering amount until such time as we complete the audit of our financial statements. After the completion of the audit of our financial statements, we intend to amend this offering to increase the targeted offering amount to $1.0 million of Seed Preferred, and we will amend this disclosure document and the related filings with the Securities and Exchange Commission to include the audited financial statements and the terms under which we will accept subscriptions for additional shares of Seed Preferred, including the manner in which oversubscriptions will be allocated. There is no public market for any of our securities, and no such market will develop as a result of this offering.

Investment Commitments

WeFunder will notify investors when the target offering amount has been met. We may close the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that will require an extension of the offering and reconfirmation of the investment commitment). In the event that we make a material change to this offering, we will request that investors reconfirm his or her investment commitment. In the event the investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned to the investor without interest. Investors may cancel an investment commitment until 48 hours prior to the date specified herein. If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to us upon closing of the offering and the investor will receive shares of Seed Preferred in exchange for his or her investment.

Proxy

The subscription agreement that will be signed by each investor in connection with the purchase of Seed Preferred will contain the grant of a proxy to Jeffrey Isquith, our Chief Executive Officer, to vote on behalf of investors in this offering, execute documents, instruments, conveyances, and agreements on behalf of investors, and give and receive notices and communications. The effect of this proxy will be that investors in this offering will not have the right to vote on any matter submitted to stockholders for approval, but rather will be subject to the voting decisions of Mr. Isquith. The grant of the proxy is a condition of the investment, and as such will be an irrevocable grant of voting rights from the investors to Mr. Isquith. As a result, Mr. Isquith will have the right to control the business and affairs of our company following this offering.. Investment Limitations An investment in Seed Preferred is subject to certain investment limitations. The aggregate amount of securities sold to all investors by the Company in reliance on Section 4(a)(6) of the Securities Act and Regulation Crowdfunding is limited to $1,000,000. The aggregate amount of securities sold to any investor in reliance on Section 4(a)(6) of the Securities Act and Regulation Crowdfunding is limited to the following:

- if either the investor's annual income or net worth is less than $107,000, the investor may invest the greater of (i) $2,200, or (ii) 5% of the lesser of (a) the investor's annual income, or (b) net worth; or

- if both the investor's annual income and net worth are equal to or more than $107,000, the investor may invest 10% of the lesser of (i) the investor's annual income, or (ii) net worth, in an amount not to exceed $107,000.

We reserve the right to exercise our judgment as to whether any prospective investor meets the suitability standards. The above suitability standards are minimum requirements for participating investors, and the satisfaction of these standards does not mean that an investment in the Seed Preferred is suitable for any prospective investor.

These securities are being offered pursuant to exemptions under the crowdfunding rules, or Section 4(a)(6) of the Securities Act and Regulation Crowdfunding. None of such securities may be sold or transferred unless the transaction is registered under the Securities Act, or an exemption from such registration is available, and we comply with state securities laws.

*SUMMARY OF THE STO*CKHOLDERS' AGREEMENT

The following summarizes the material terms of the Amended and Restated Stockholders' Agreement of our company. The summary is not a complete description of the stockholders' agreement and may not address all the provisions that are material to the investors. Terms not otherwise defined herein shall have the meanings assigned to them in the stockholders' agreement. In the event of any inconsistency between this summary and the stockholders' agreement, the stockholders' agreement will govern.

Restrictions on Transfer Pursuant to the stockholders' agreement, transfers of shares of stock will be subject to substantial restrictions set forth in the stockholders' agreement. The shares will not have been registered under the Securities Act or any other state securities laws. The shares may not be offered, sold, pledged, or otherwise transferred, except in accordance with the requirements of exemptions under applicable federal and state securities laws. The certificates representing the securities will contain a legend restricting the distribution, resale, transfer, pledge, hypothecation, or other disposition unless and until such securities are registered under the Securities Act or an opinion of counsel acceptable to our company is received that registration is not required under the Securities Act.

Right of First Refusal Our company or our designee will have a right of first refusal (for a 30-day period) with respect to any shares of capital stock of our company proposed to be sold or transferred by any stockholder (except with respect to a sale in connection with a change in control transaction) to a third party. If our company or our designee elects to purchase the shares proposed to be transferred, we must purchase the shares on the same terms and conditions as proposed by the selling stockholder. If during such 30-day period, we do not elect to purchase (or have our designee purchase) all or a portion of the offered stock to which we are entitled, the stockholder desiring to sell the shares may proceed with its proposed sale or transfer to the third party, but must close such purchase within 60 days. If a stockholder sells or transfers its shares in accordance with the stockholders' agreement, as a condition of the sale or transfer, such transferee or purchaser must agree to abide by all the terms and conditions of the stockholders' agreement.

Drag-Along Right The stockholders' agreement provides that holders of capital stock of our company shall vote their shares in favor of any transaction (regardless of the form of such transaction) in which 75% or more of the voting power of our company is transferred or upon a Liquidation Event (as defined in the Delaware Certificate), so long as such transaction is approved by a majority of our Board of Directors and the holders of at least a majority of the outstanding shares of capital stock of our company. Board of Directors

Voting Agreement Our Board of Directors is fixed at one member, with Jeffrey Isquith being the sole member. Pursuant to the stockholders' agreement, each stockholder agrees to vote its shares of capital stock in such a manner to ensure that (a) the size of our Board of Directors remains at one member; (b) at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, such stockholder votes in favor of the individuals designated pursuant to the terms of the stockholders' agreement. We expect the size of the Board to increase at such time as we complete a large round of financing or we identify key individuals that provide industry or other relevant experience that would provide a strategic advantage for our company.

The approval of the Board of Directors then in office is required for our company to take certain actions:

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.amuletbb.com/contactinvestment.html

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Amulet Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Alan Bignall
Gene M Perez
Jeffrey Isquith

Appendix E: Supporting Documents



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INVEST IN AMULET PROTECTIVE TECHNOLOGIES

Protecting the Public From Ballistic Violence Where They Work, Live, and Play

153
investors

$116,334
raised of $50K-$1M goal

$500 min INVEST
by Wefunder Portal LLC

Priced Round
$9.25M pre-money valuation | **$2.00**/share
If you invest, you're betting Amulet Protective Technologies will be worth more than $9.25M in the future.

> *"Our award-winning Amulet® Ballistic Barrier technology, designed to absorb bullets and shrapnel, has been embraced by the Security Industry, leading to the creation of an entirely new layer of protection for the public space. Now, furniture common to airports, schools, hospitals, offices, and other environments can also serve to protect life 'invisibly' from gun and blast violence. Demand is growing, and so are we.*

OUR AMBITION

Our brand, Amulet®, is rapidly becoming synonymous with protecting life in the public space. As the application of our technology to commercial furnishings and environments grows, so does our brand recognition. Several leading manufacturers have been licensed, with many more to follow. Soon, we will be protecting citizens in public spaces ranging from office buildings to schools to airports.

KEY FACTS

- Gold Govie Winner - Government Security Products Award.
- Fennemore Craig Venture Acceleration Award.
- International Airport Review Award Nominee.
- ASTORS PLATINUM AWARD WINNER - 2017 Homeland Security Award.
- COUNTER TERROR AWARD Nominee - 2018
- ASSA ABLOY, the global leader in door opening solutions, has begun testing Amulet.
- ARCONAS, the largest airport seating OEM in North America, is licensed
- 12 OEMs licensed to date.

DOCUMENTS

- International_Airport_Review_Award.pdf
- Elevating_Airport_Security.pdf
- Protecting_from_Active_Shooters.pdf
- Investor_Overview_Powerpoint.pdf

amuletbb.com

from Scottsdale Arizona

FURNITURE HOSPITALITY MANUFACTURING SCIENCE SECURITY SAFETY AIRPORT GOVERNMENT PUBLIC SAFETY ACTIVE SHOOTER PROTECTION PUBLIC PROTECTION SOFT TARGET PROTECTION TECH CONSTRUCTION INFRASTRUCTURE SCHOOLS B2B EDUCATION BALLISTIC BARRIERS GOVERNMENT

Why I Like Amulet Protective Technologies

Why AMULET? It's the right product at the right time! Three things: Groundbreaking technology, an exceptional team, and a large, untapped market. The CEO is indefatigable and dedicated. Jeff formed AMULET to protect the public from the ravages of gun violence by creating technology that enables commercial furniture to stop a bullet. The result is a proven, award-winning, technology that is bullet resistant, non-toxic, slim, lightweight, and virtually invisible. Furniture equipped with AMULET Ballistic Barriers look just as elegant as furniture without it. And then there's the team: a unique confluence of industry-leading talent, not only in the area of

... READ MORE



Marc A. King

FORMER PRESIDENT OF CERADYNE ARMOR SYSTEMS, INC.

"As the leading designer and manufacturer of furniture for airports and public spaces, Arconas is constantly striving to develop design innovations that are human-focused and meet changing market demands. There is demand for Amulet technology, not only in airports, but also in public spaces throughout the world."

Dan Nussbaum

President - ARCONAS Corporation

I highly recommend the inclusion of Amulet Ballistic Barriers when developing a strategic plan to protect against threats...it's unlike any other, designed with one purpose in mind, to help aid survival.

Paul Penzone

Security Specialist

"The biggest challenge facing the physical security industry today is protecting soft targets like public spaces from acts of terrorism... Amulet is a much needed tool for protecting the public as violent events unfold"

Doug Haines

Award Winning Counterterrorism Expert

Keeping the public safe from harm is a current and pressing issue. The Amulet team has developed state-of-the-art technology that is a layer of protection for public environments that is like no other — it can literally stops bullets. With seamless integration into commercial furnishings, it is well hidden and virtually undetectable. What I love about Amulet is that it is "Real-time" protection with no training needed for our children or the public.

Shelley Lombardo

COO, Evergreen Advisors, LLC

APT puts ballistic barrier technology inside furniture

SCOTTSDALE, Ariz. - Security company Amulet Protective Technologies Inc. (APT) is bringing the furniture world into the security market with Amulet, its ballistic barrier technology. Founder and CEO Jeffrey Isquith, who has extensive background in

October 23, 2017 @ furnituretoday.com

Technologies that are Making Airports Safer: 3D Scanners, Drug & Explosive Detectors and Bullet Proof Furniture! | Arsha consulting

In the past decade, airport surveillance and security measures have become more stringent than ever before. However, security agencies realise the need to monitor potential threats without inconveniencing passengers. Let us take a look at some new

October 23, 2017 @ arshaconsulting.com

Valley company hopes new product can save lives

FOX 10's Troy Hayden and Andrea Robinson report.

August 31, 2017 @ fox10phoenix.com

Homeland Security Today: Bullet, Blast Protective Tech Integrated into Public Space Seating

Homeland Security Today is the leading source for independent news and analysis on homeland security affairs

August 31, 2017 @ hstoday.us

Amulet Ballistic Barriers in 2017 'ASTORS' Awards (Multi-Video) - American Security Today

One of the most pressing issues of our time is keeping the public safe and from harm during acts of terror. This is especially challenging as protecting life in the public space must occur without disruption. Amulet® Ballistic Barriers is addressing this most

August 20, 2017 @ americansecuritytoday.com

Bullet-Proof Furniture to Enhance Security in Airports - iHLS

This post is also available in: עברית (Hebrew) Terrorist and criminal threats have urged industry companies to develop new technologies in order to enhance the security of people in crowded places.

March 18, 2017 @ i-hls.com

The growing business of active shooter countermeasures

"911. What's your emergency?" "There's someone with a gun at the main entrance to the mall." --FEMA Institute Emergency Management course on the "Active Shooter" Our domestic battlefield is evolving as America comes to terms with shooting

July 7, 2016 @ cbsnews.com

The 'Active Shooter' Is Never Far Away

In an interview with The Denver Post a few days later, Larry Glick, then the executive director of the National Tactical Officers Association, described the attack as involving "active shooters" - phrasing that acknowledged a new philosophy among

July 1, 2016 @ nytimes.com

Matt Lewis Show: Tucker Carlson On Brexit

Note: This summer, Joshua Delk will be guest posting in this space. Follow him on twitter @JDelkyDelk *** The other day, Daily Caller editor in chief Tucker Carlson stopped by to talk Brexit, Donald Trump, gun laws, Bob Saget, and of course, fly-

June 27, 2016 @ dailycaller.com

Who Buys Bulletproof Sofas?

In 2000, John Adrain ran into a problem common among San Francisco residents: He had too much stuff and too little space. But Adrain's stuff wasn't the kind you shove in storage-an antique firearms collector since he was nine years old, he wanted to

March 8, 2016 @ bloomberg.com

Ballistic Furniture Systems Introduces New Theater Security Products -- Security Today

Amulet Ballistic Barriers New 'T' Kit protects moviegoers from active shooters.

August 7, 2015 @ securitytoday.com

Ballistic Furniture Systems Unveils New Bullet-Resistant Product Line for Office Systems

Coming soon to an office near you: a bullet-resistant cubicle, wall and work space. Ballistic Furniture Systems, Inc. has unveiled its next-generation

June 10, 2014 @ businesswire.com

Amulet Protects the Public

The FBI identified 213 active shooter incidents from 2000 to 2016, with 70% of those shootings happening either in a business or a school. A total of 785 individuals were killed and almost 700 wounded. In many of these episodes, including the Aurora movie theater shooting in 2012, the victims attempted to protect themselves by hiding behind non-bullet resistant furniture. This lack of protection made an already horrific event even worse and led to even more loss of life.

At Amulet, we want to protect as many people as possible from these active shooter incidents, as Amulet Ballistic Barriers® are designed to seamlessly integrate into commercial furniture, walls, and doors. Our technology absorbs bullets and shrapnel and is engineered to resist dislodging upon impact, even when hit multiple times from either direction.

Our technology is an unseen barrier that can turn any furniture into a safety barrier.

Our Technology is Seamlessly Integrated into Commercial Spaces

We do not manufacture furniture ourselves. Rather, we partner with leading original equipment manufacturers (OEMs) to integrate Amulet® Ballistic Barriers into their products, a model that will allow our technology to enter the public space quickly.

As an example, we recently licensed ARCONAS, the largest airport seating OEM in North America. This relationship has enabled ARCONAS to address new security recommendations for airport and other public environments (TSA-DHS Public Area Security/National Framework, published May 2017). Recommendations state that "Future airport designs need to balance between depicting the feel of an open and welcoming environment while increasing the overall security measures of the airport." In order to achieve this, "Airport designers need to build in security measures within their designs, not bolt on after the design is created." With Amulet technology, ARCONAS is the only company of their type in the airport space fully prepared to address this challenge.



Lightweight

Our non-toxic Ballistic Barriers are light and thin, making them practically invisible to the naked eye, and are also fire and mold resistant.

Quality Assurance

Our products are independently tested at National Institute of Justice certified ballistic labs and tested for v50 results at 100 feet/second above NIJ standards.

Warranty

We offer a 10-year warranty with all of our products, ensuring long-lasting quality, and our materials are purchased from ISO certified, U.S. manufacturers.

Our technology can be integrated in any commercial space, from airports to schools to malls.

A Protected Future with Amulet



We've held conversations with members of Congress, Homeland Security, and the private sector, all of whom have made it clear that there's a need for our technology. We're all in agreement that too many public spaces are unsafe from gun violence. At Amulet, we're working hard to enter as many commercial spaces as possible to make the world a little safer.

After completing our beta testing period, we've begun to establish licensee relationships with global commercial furniture suppliers. We've already established three solid partners and expect that 2018 will be our first year of significant revenue as our technology partners execute their plans and we add additional licensees.



Our Progress So Far

January 2013
Proof of Concept and Prototype Developed
We spend the first half of 2013 developing our proof and prototype.

October 2013
International and U.S. Patents Filed

October 2013
First Major Award Won
We're awarded the Venture Acceleration Award from the law firm of Fennemore Craig.

October 2014
First OEM Licensed
Our first contract to produce Amulet Ballistic Technology for another manufacturer is signed.

April 2015
First Two U.S. Trademarks are Awarded

November 2015
Licensed OEM Produces Furniture with Amulet Technologies
This product is announced at Neocon, a conference for commercial interiors.

June 2016
ARCONAS is Licensed
We licensed the largest airport seating CEM in North America.

July 2016
Amulet Introduced Internationally
We're featured at the International Passenger Terminal Expo in Amsterdam.

May 2017
Assa Abloy Begins Testing Amulet
We begin testing with Assa Abloy, the global leader in door opening solutions.

October 2017
International Airport Trials Begin
ARCONAS will begin testing our technology internationally.

Early 2018
OEMs Introduce New Furniture Made with Amulet

Mid 2018
Production of OEM Doors begins

Late 2018

Let's Save Lives Together

Amulet Protective Technologies provides a 21st-century solution to saving lives and reducing injuries to innocent people in public spaces during an active-shooter event. How? By producing and licensing our award-winning Amulet® Ballistic Barrier technology to leading manufacturers of commercial furniture.

Our groundbreaking approach to protecting life by integrating 'invisible' ballistic protection into furnishings that surround you has been embraced by security industry experts and will soon become a new layer of protection for public venues worldwide.

Bottom line – we will help save lives.



Jeffrey Isquith

Founder

AND THE REST OF THE TEAM



Alan Bignall

Chief Financial Officer

Alan's experience spans over 30 years as a Senior Executive in large corporations and CEO of many entrepreneurial start-ups. His leadership includes; Rolls Royce, ITT UK, Royal Bank, American Express.



Gene M Perez

Chief Operating Officer

Gene brings 22 years of experience as an Executive in the semiconductor industry. Including global knowledge of manufacturing and capital equipment with several large US and multinational companies



W Blaine Zippler

Chief Technology Officer

Blaine leads the development of new technologies and markets for Amulet. Formerly an executive with DuPont, his expertise of 36 years in the protective technology industry is simply unmatched.



Stephanie Guindon

Chief Sales Officer

Stephanie has over 25 years of contract sales and interior design experience with Herman Miller, KI, and others. Her extensive Architecture and Design knowledge, and leadership, is superb.

Raised $700,959 From 153+ Investors

Peter Nowosad

Henry Henderson

aerospace electrician

Jarett Cory

Johnson Hor

A polyhistor
or polymath depends on who you ask

Paul Bailey

Alex Harvey Kaufman

Commercial real estate, start up investment and a self taught cook attempting to make a traditional dish from every region of Spain, Italy and China

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Interview

– COLLAPSE ALL

WF: Why is the introduction of Amulet so significant?

AP: For many years, the Security Industry has focused on surveillance, monitoring, and screening to prevent violence by those who would do the public harm. However, this strategy alone does little to prevent loss of life should gun or blast violence occur.

What the Security Industry has needed was another layer of ballistic protection that is invisible to the public, yet effective in protecting the public from both bullets and shrapnel 'in real time' should ballistic violence occur. This is what Amulet® Ballistic Barriers are designed to do and the reason we have been both lauded and embraced by the Security Industry.

WF: What's new about what you're making? How is it different?

AP: Amulet technology is uniquely designed to work within commercial furniture products and interiors. It is not only light in weight, thin in profile, and compatible with interior structures, but it also undergoes rigorous ballistic testing to assure performance when needed most.

Also, while Amulet is state-of-the-art, we are constantly designing, developing, and improving our ballistic barrier technologies to meet growing market demand.

WF: How big is the market?

AP: The Security Industry is one of the fastest growing marketplaces in the world today. While divided into two specific markets – Cyber Security and Physical Security – these independent marketplaces are now starting to merge. Industry experts anticipate the entire $400 billion industry to double in size within 5 years.

WF: Who are your competitors?

AP: While older ballistic materials, such as fiberglass and steel, have been utilized for military and law enforcement applications, they are not truly compatible with today's interior environments (i.e. airports, schools, offices, hospitals, retail, government, and other public spaces).

The Amulet Protective Technologies team consists of experts in the field of ballistic protective technology, and we also have many years of experience working within the Architecture, Design, and Commercial Furniture Manufacturing communities. Consequently, our sales channel is uniquely positioned to deliver state-of-the-art ballistic barrier technology to top tier OEM furniture manufacturing partners.

WF: What do you understand about your business that others don't get?

AP: While the Security Industry has been focused on monitoring behavior in order to notify authorities of a threat, there are no means to protect life as events unfold in real time. This is what Amulet® Ballistic Barriers is all about — saving lives.

WF: What's your biggest risk? What keeps you up at night?

AP: While we think in terms of scalability and being able to meet market demand, our biggest concern actually has a more human face. The need to protect the public from gun and blast violence is so great and so urgent that we fear lives that could have been saved with Amulet® Ballistic Barriers will instead be lost.

WF: How will you make money?

AP: The application of Amulet® Ballistic Barriers to the commercial space is just beginning, and so too is this new market. Major corporations have already embraced us and have just begun to incorporate Amulet into their products. As our brand grows worldwide, so too will our sales.

Ask a Question

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ASK QUESTION

Justin Davis Dec 29

Is there an exit strategy? What is your long-term goal for investor return? Thanks, and oustanding product! Definitely necessary in today's world (unfortunate as that may be)...

Jeffrey Isquith edited Dec 30

Thank you for the kind recognition, Justin. It is truly unfortunate that measures need to be taken to protect us all from those who would do harm...perhaps the very reason 'security' is one the fastest growing industries there is today. Nonetheless, we are honored to have devised a means to help protect life 'invisibly' from ballistic violence occurring in the public space.

While we are a young company, we also view creating shareholder value as a function of our growth and a determining factor as it relates to an 'exit strategy'. Consequently, we have very aggressive plans to expand the application of Amulet technology on a global basis, helping to enhance our profile and grow our brand.

As our name recognition grows, so too will our relationships with both licensees and strategic partners. These relationships include not only tier one manufacturers of commercial furnishings, who embed Amulet in their products, but also security firms who specify its use. Both are key components of growth for our company, and both may also present an exit opportunity in due course. While this remains to be seen, please know that our shareholders' interests are ours as well.

LIKE

Kishore GADHIRAJU Nov 9

How affordable is the technology? One square foot of amulet costs in hundreds, thousands or tens of thousands?

Alan Bignall Chief Financial Officer EMPLOYEE Nov 10

Excellent question Kishore. While Amulet® is designed, manufactured, and tested to consistently meet/exceed the highest of industry standards, we work just as hard to make it affordable...so life in all public environments can be protected. With this in mind, I am happy to tell you that pricing hovers in the lower end of your scale.

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MORE QUESTIONS

RISKS

1 *Despite our operating history, we have limited financial operating success.*

Despite our operating history and previous fundraising, we have had limited financial operating success. We made our first sales of product during 2016. After achieving gross sales of approximately $80,000 in 2016, we have never achieved gross sales greater than $80,000 in any year. We are subject to all the usual risks and uncertainties of an early-stage company with limited and insufficient capital and other resources, limited revenue to support our operations,

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Amulet Protective Technologies is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Alan Bignall

Experienced entrepreneurial CEO and strategic advisor

Consulting Advisory Group, LLC • University of St. Thomas - Opus College of Business

Carefree, Arizona • 500+

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- Leading a global technology reengineering at a Fortune 100 financial services company to save an estimated $100 million over 4 years.
- Turning around a product line from $8 million to $54 million in 5 years.
- Growing revenue at a large mid market Internet services company by over 200% in less than 18 months to $2.4 million a month.
- Launching a business in the U.K. that grew to 200,000 clients in 16 months.
- Successfully raised over $25 million in equity financing for a high growth Internet Services company.
- Project managed the development and implementation of 8 multimillion dollar technology systems.
- Accountable for a 30% improvement in outbound call center sales efficiency.
- Implemented an Internet fulfillment infrastructure to support one of the highest trafficked retail websites in the US.
- Provided key executive leadership during turn-around to profitability which enabled a successful investor exit strategy through merger and divestiture of assets

Specialties: CEO and general management leadership experience in the U.S. and internationally. Special expertise in business-to-business, robotics, direct marketing retail, financial services and information technology. Proven record of delivering results by leveraging strategic planning, operations, organizational design, people leadership and communications skills. Highly regarded as a team builder and motivator.

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AST Announces 2017 'ASTORS' Homeland Security Award Finalists
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The shooting today in Maryland hit us close to home. A number of Amulet
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Experience

Principal Consultant and Owner
Consulting Advisory Group, LLC
Mar 2004 – Present • 13 yrs 9 mos
Arizona and Minnesota

Interim CEO/COO/CFO and strategic growth consulting for early stage and entrepreneurial businesses.

Member Board of Directors
iCrimeFighter and At-Scene LLC
May 2013 – Present • 4 yrs 7 mos
USA

Founder and Board Member
Realief Neuropathy Centers
Apr 2010 – Present • 7 yrs 8 mos

Owner/Partner
Albany Dutchmen Baseball
Jan 2007 – Present • 10 yrs 11 mos

Board of Directors
CSMG, Inc.
2000 – Present • 17 yrs

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Education

University of St. Thomas - Opus College of Business
MBA, Executive MBA
1983 – 1985

Featured Skills & Endorsements

Strategic Planning · 74
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Deen Patel
Acting CIO, Stearns Lending
November 29, 2007, Deen reported directly to Alan

Alan is a dynamic leader, strategic thinker, great mentor and friend. Being also an intelligent, quick witted, super-networking dealmaker makes him a formidable C-Level exec for any size company.

Interests

Internet of Things Community
22,956 members

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AMULET BALLISTIC BARRIERS

MADE IN THE U.S.A.



Gene M Perez

Chief Operating Officer at Amulet Ballistic Barriers

Amulet Ballistic Barriers • Arizona State University

Scottsdale, Arizona • 500+

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Over 23 years of experience in sales and start up ventures. Currently operating US Foundry Solutions which focuses on semiconductor equipment sales worldwide, specializing on ion implantation and epitaxial tools. Recently joined Amulet Ballistic Barriers as Chief Operating Officer, Amulet's focus is to protect people in the public space and the battlefield.

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Experience

Chief Operating Officer
Amulet Ballistic Barriers
Jun 2015 – Present • 2 yrs 6 mos
Scottsdale, AZ

Amulet Ballistic Barriers is the premier provider of ballistic protection to the public space. AMULET, our proprietary ballistic barrier technology, can be seamlessly integrated into contract furniture, walls and doors....protecting the public from gun violence where they live, work and play. Amulet also provides ballistic barrier products to government agencies, military and law enforcement.
www.amuletbb.com

Chief Operating Officer
Amulet Ballistic Barriers
Jun 2015 – Present • 2 yrs 6 mos

President
US Foundry Solutions
Sep 2009 – Present • 8 yrs 3 mos

USFS offers capital equipment, engineering and service to semiconductors fabs worldwide.

Business Development Manager
Innovion
2001 – Sep 2009 • 8 yrs

Ion Implantation for 160 customers worldwide

Sales
SUMCO (formerly Mitsubishi Silicon)
1999 – 2001 • 2 yrs
Phoenix, Arizona Area

Sales support in the Phoenix office for major silicon wafer manufacture.

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Education

Arizona State University
Bachelor of Science (B.S.), Political Science and Government
1989 – 1993

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Semiconductors · 63
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Andrew Larson
FSE at Unique Machine and Tool
June 14, 2010, Gene M was senior to Andrew but didn't manage directly

I have worked with Andrew Larson for more four a years during our time at Innovion. He always demonstrated leadership and a positive attitude toward work; both qualities that make him a valuable asset to any company.

Interests

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Jeff Isquith

Amulet Protective Technologies, Inc.

Amulet Protective Technologies, Inc. • University of Maryland College Park

Phoenix, Arizona Area • 500+

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Jeff has over three decades of experience, ranging from roles in manufacturing with several US military defense programs at Honeywell and General Electric to sales and sales management with companies associated with the medical device, architectural and interior design community.

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- I hope everyone is having a relaxing and productive weekend. I am excited — Jeff liked a comment
- Prayers to the victims and survivors of the terrible attacks in NYC today. It is a — Jeff shared this
- Ow.ly - image uploaded by @hainessecurity (Doug Haines) — Jeff liked

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Experience

President and CEO
Amulet Protective Technologies, Inc.
Jan 2011 – Present • 6 yrs 11 mos
Scottsdale, Arizona

My role...working with the most experienced and capable individuals in the disciplines of ballistic barrier science, security, architecture, interior design and contract furniture manufacturing to deliver a device capable of saving lives during an active shooter or violent blast event.

Amulet Protective Technologies is the premier provider of ballistic protection to the public space. AMULET®, our award winning proprietary ballistic barrier technology, can be seamlessly integrated into contract furniture, furnishings, walls and doors....protecting the public from ballistic violence where they live, work and play.

AMULET® Ballistic Barriers are compliant with UL Levels 1-8 and all National Institutes of Justice Threat Levels. Our markets include: Education, Healthcare, Corporate, Municipal, Retail, Airport, Government and Worship. Distribution is Global.

Media (1)


Security Products'
GOVIES
2015 Government Security Awards
HONORING OUTSTANDING GOVERNMENT SECURITY PRODUCTS

Govies R1

Education

University of Maryland College Park
Bachelor, Finance
1980

Featured Skills & Endorsements

Strategic Planning · 90	Endorsed by Shankar Raj Adhikari and 1 other who is highly skilled at this
Sales · 85	Endorsed by Tim Schaefer, who is highly skilled at this
Furniture · 76	Endorsed by Robert (Bj) Hicks, who is highly skilled at this

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Recommendations

Received (3) Given (1)

Daniel Wacker
Indoff New Mexico
April 7, 2012, Daniel worked with Jeff but at different companies

Jeff and I have worked together for literally decades while he has represented factory's products to me. His work has always been professional, totally integral and extremely capable. I highly recommend him!

Susan Rachtman, EDAC
Sr. Medical Equipment Planner at Envision Planning
February 8, 2012, Susan worked with Jeff but at different companies

I have had the pleasure of knowing Jeff both as a colleague and as a professional sales executive.

His business acumen, attention to detail and project follow-through is second to none.

I would have no hesitation recommending Interior Innovations Group's involvement/expertise in providing furnishing solutions across the broad spectrum of healthcare environments from administrative through to clinical applications.

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Interests

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